Exhibit 99.1

Horizon Pharma plc

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Horizon Pharma plc Unaudited Pro Forma Combined Financial Information

“Horizon Pharma” means Horizon Pharma plc and its consolidated subsidiaries, including Horizon Pharma, Inc.

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the following transactions (collectively the “Pro Forma Transactions”):

(i)	the acquisition of Raptor Pharmaceutical Corp. (“Raptor”) by Misneach Corporation (the “Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of Horizon Pharma plc (the “Parent”) (the “Raptor Acquisition”), pursuant to a tender offer of all outstanding shares of Raptor’s common stock for $9.00 per share (the “Offer”);

(ii)	the borrowing of $375.0 million principal amount of incremental term loans (the “Incremental Term Loans”) pursuant to Horizon Pharma, Inc.’s (the “Company”) existing senior secured credit facility (the “Senior Secured Credit Facility”) governed by a credit agreement entered into among the Company, the Parent and certain of its subsidiaries on May 7, 2015 (the “Credit Agreement”) and the issuance of $300.0 million in principal amount of senior notes due 2024 (the “Notes”, and collectively, the “Debt Financings”);

(iii)	the acquisition of Crealta Holdings LLC (“Crealta”) on January 13, 2016 (the “Crealta Acquisition”);

(iv)	the acquisition of Hyperion Therapeutics, Inc. (“Hyperion”) on May 7, 2015, (the “Hyperion Acquisition”);

(v)	the issuance of $400.0 million in aggregate principal amount of the 2.50% exchangeable senior notes due 2022 (the “2022 Notes”) on March 13, 2015;

(vi)	the issuance of $475.0 million in aggregate principal amount of the 6.625% senior notes due 2023 (the “2023 Notes”) on April 29, 2015; and

(vii)	the borrowing of $300.0 million senior secured term loans (the “2015 Term Loans”) on May 7, 2015 under the Senior Secured Credit Facility.

Transactions (iv) to (vii) (inclusive) relate to the Hyperion Acquisition.

The unaudited pro forma combined balance sheet information as of June 30, 2016 is based upon and derived from the historical financial information of Horizon Pharma and Raptor and gives effect to the Pro Forma Transactions as if such transactions had occurred on June 30, 2016 except for the Crealta Acquisition, Hyperion Acquisition, the 2022 Notes, the 2023 Notes and the 2015 Term Loans, which were already reflected in Horizon Pharma’s historical balance sheet as of June 30, 2016. The unaudited pro forma combined statements of operations for the year ended December 31, 2015 and the six months ended June 30, 2016 are based upon and derived from the historical financial information of Horizon Pharma, Crealta, Hyperion and Raptor and give effect to the Pro Forma Transactions as if they occurred on January 1, 2015.

The Raptor Acquisition, Crealta Acquisition and Hyperion Acquisition were each accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”).

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, as described in the accompanying notes to the unaudited pro forma combined financial information and that Horizon Pharma’s management believes are reasonable under the circumstances.

Under ASC 805, assets acquired and liabilities assumed are generally recorded at their acquisition date fair value. The preliminary fair value of identifiable tangible assets acquired and liabilities assumed from the Raptor Acquisition were based on their preliminary fair values as of June 30, 2016. The preliminary fair value of intangible assets and contingent royalty liabilities assumed were estimated using the income approach through a discounted cash flow analysis. After the closing of the Raptor Acquisition, Horizon Pharma updated the preliminary purchase price allocation based upon the fair market values as of the closing date of the Raptor Acquisition. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed was recognized as goodwill. Significant judgment was required in determining the estimated fair values of developed technology intangible assets and certain other assets and liabilities. Such a valuation requires estimates and assumptions including, but not limited to, estimating future cash flows and direct costs in addition to developing the appropriate discount rates and current market profit margins. Horizon Pharma’s management believes the fair values recognized for the assets acquired and the liabilities assumed in the Raptor Acquisition are based on reasonable estimates and assumptions. Accordingly, the unaudited pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed, and such further adjustments may be material.

The unaudited pro forma combined financial information has been prepared by Horizon Pharma’s management in accordance with Article 11 of Regulation S-X for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Pro Forma Transactions been completed as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that Horizon Pharma will experience following completion of the Pro Forma Transactions. In addition, the accompanying unaudited pro forma combined statements of operations do not include any pro forma adjustments to reflect expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time, transaction-related costs.

Certain historical financial information of Hyperion and Raptor, as presented in their respective consolidated financial statements, has been reclassified to conform to the presentation in Horizon Pharma’s consolidated financial statements for purposes of preparation of the unaudited pro forma combined financial information. See Notes 4 and 5 for additional information on the reclassifications that were made to derive the “Historical Raptor (after conforming reclassifications)” and “Historical Hyperion (after conforming reclassifications)” columns in the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with (1) the historical unaudited consolidated financial statements of Horizon Pharma for the six months ended June 30, 2016, (2) the historical consolidated financial statements of Horizon Pharma for the year ended December 31, 2015, (3) the historical unaudited consolidated financial statements of Raptor for the six months ended June 30, 2016, (4) the historical consolidated financial statements of Raptor for the year ended December 31, 2015, and (5) the historical unaudited consolidated financial statements of Hyperion for the quarter ended March 31, 2015.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2016

(In thousands, except for share data)

	Historical Horizon Pharma plc	Historical Raptor (after conforming reclassifications) (see Note 4)	Raptor Acquisition Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$424,525	$124,239	$655,532	6A	$165,266
			(860,758)	6B
			(44,486)	6C
			(61,786)	6D
			(72,000)	6E
Restricted cash	3,169	1,367			4,536
Accounts receivable, net	304,382	15,079			319,461
Inventories, net	172,102	12,031	84,669	6F	268,802
Prepaid expenses and other current assets	33,866	3,422	—		37,288

Total current assets	938,044	156,138	(298,829)		795,353
Property and equipment, net	21,971	7,471			29,442
Developed technology, net	1,927,713	3,200	960,300	6F	2,891,213
In-process research and development	66,000	171,000	(171,000)	6F	66,000
Other intangible assets, net	6,655	2,398	(2,398)	6F	6,655
Goodwill	255,927	12,223	187,810	6F	443,737
			(12,223)	6F
Deferred tax assets, net	4,992				4,992
Other assets	6,156	1,861			8,017

Total assets	$3,227,458	$354,291	$663,660		$4,245,409

Liabilities and Shareholders’ Equity
Current liabilities:
Long-term debt - current portion	$4,000	$11,559	$3,750	6A	$7,750
			(11,559)	6D
Accounts payable	58,970	2,914			61,884
Accrued expenses	75,709	20,412			96,121
Accrued trade discounts and rebates	220,674	4,681			225,355
Accrued royalties - current portion	58,008	3,709	8,700	6F	70,417
Deferred revenues - current portion	1,448	—			1,448

Total current liabilities	418,809	43,275	891		462,975

Long-term liabilities:
Exchangeable notes, net	290,310	57,958	(57,958)	6E	290,310
Long-term debt, net, net of current	849,377	32,212	651,782	6A	1,501,159
			(32,212)	6D
Accrued royalties, net of current	170,160	—	93,300	6F	263,460
Contingent consideration liability	—	152,070	(126,570)	6F	25,500
Deferred revenues, net of current	8,366	—			8,366
Deferred tax liabilities, net, non-current	131,587	1,086	278,660	6F	411,333
Other long-term liabilities	20,636	—	—		20,636

Total Long-term liabilities	1,470,436	243,326	807,002		2,520,764

Shareholders’ Equity
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 161,126,363 shares issued and 160,741,997 shares outstanding at June 30, 2016; 161,126,363 shares issued and 160,741,997 shares outstanding at June 30, 2016 pro forma	16	86	(86)	6G	16
Treasury stock, 384,366 ordinary shares	(4,585)	—	—		(4,585)
Additional paid-in capital	2,057,128	447,666	(447,666)	6G	2,057,128
Accumulated other comprehensive loss	(2,737)	(1,341)	1,341	6G	(2,737)
Accumulated deficit	(711,609)	(378,721)	378,721	6G	(788,152)
			(44,486)	6C
			(18,015)	6D
			(14,042)	6E

Total shareholders’ equity	1,338,213	67,690	(144,233)		1,261,670

Total liabilities and shareholders’ equity	$3,227,458	$354,291	$663,660		$4,245,409

See the accompanying notes to the unaudited pro forma combined financial information, which are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2016

(In thousands, except for share and per share data)

	Historical Horizon plc	Historical Crealta (January 1 to January 12, 2016)	Crealta Acquisition Accounting Adjustments		Horizon Subtotal (after Acquisition Adjustments)	Historical Raptor (after conforming reclassifications) (see Note 4)	Raptor Acquisition Accounting Adjustments		Pro Forma Combined
Net sales	$462,068	$2,190	$—		$464,258	$59,515	$—		$523,773
Cost of goods sold	158,359	563	872	7A	159,794	9,544	36,793	7F	206,131

Gross profit	303,709	1,627	(872)		304,464	49,971	(36,793)		317,642
Operating Expenses:
Research and development	23,932	97			24,029	29,439			53,468
Sales and marketing	155,133	258			155,391	22,890			178,281
General and administrative	120,381	16,561	(9,364)	7B	116,198	18,362			134,560
			(11,380)	7C
Impairment of IPR&D	—				—	39,600			39,600
Change in fair value of contingent consideration related to QUINSAIR acquisition	—				—	(14,730)			(14,730)

Total operating expenses	299,446	16,916	(20,744)		295,618	95,561	—		391,179

Operating income (loss)	4,263	(15,289)	19,872		8,846	(45,590)	(36,793)		(73,537)

Other (Expense) Income, Net:
Interest expense, net	(38,686)	(2,532)	2,532	7D	(38,686)	(9,082)	(16,863)	7G	(64,631)
Foreign exchange loss	(158)				(158)	(34)			(192)
Other expense, net	(40)	(6)			(46)	—			(46)

Total other expense, net	(38,884)	(2,538)	2,532		(38,890)	(9,116)	(16,863)		(64,869)
Loss before (benefit) expense for income taxes	(34,621)	(17,827)	22,404		(30,044)	(54,706)	(53,656)		(138,406)
(Benefit) expense for income taxes	(4,199)	—	2,076	7E	(2,123)	898	(20,926)	7H	(22,151)

Net Loss	$(30,422)	$(17,827)	$20,328		$(27,921)	$(55,604)	$(32,730)		$(116,255)

Loss per ordinary share – basic and diluted	$(0.19)								$(0.73)
Weighted average ordinary shares outstanding – basic and diluted	160,186,270								160,186,270

See the accompanying notes to the unaudited pro forma combined financial information, which are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2015

(In thousands, except for share and per share data)

	Historical Horizon plc	Historical Hyperion (after conforming reclassifications) Period Ended May 6, 2015 (see Note 5)	Historical Crealta	Hyperion and Crealta Acquisition Accounting Adjustments		Horizon Subtotal (Hyperion and Crealta Acquisitions)	Historical Raptor (after conforming reclassifications) (see Note 4)	Raptor Acquisition Accounting Adjustments		Pro Forma Combined
Net sales	$757,044	$39,473	$66,898	$—		$863,415	$94,240	$—		$957,655
Cost of goods sold	219,502	5,636	26,900	59,371	8A	338,637	12,767	73,804	8H	425,208
				(8,341)	8B
				35,569	8C

Gross profit	537,542	33,837	39,998	(86,599)		524,778	81,473	(73,804)		532,447
Operating Expenses:
Research and development	41,865	13,419	4,018			59,302	58,488			117,790
Sales and marketing	220,444	6,052	10,093			236,589	34,019			270,608
General and administrative	219,861	30,663	12,091	(52,492)	8D	210,123	37,424			247,547

Total operating expenses	482,170	50,134	26,202	(52,492)		506,014	129,931	—		635,945

Operating income (loss)	55,372	(16,297)	13,796	(34,107)		18,764	(48,458)	(73,804)		(103,498)

Other (Expense) Income, Net:
Interest expense, net	(69,900)	(427)	(5,804)	$(8,156)	8E	(84,287)	(15,538)	(34,613)	8I	(134,438)
Foreign exchange loss	(1,237)	—	—	—		(1,237)	(287)			(1,524)
Loss on induced conversion of debt and debt extinguishment	(77,624)	(1,460)	—	56,808	8F	(20,816)	—			(20,816)
				1,460	8F
Loss on sale of long-term investments	(29,032)	—	—	—		(29,032)	—			(29,032)
Adjustment to fair value of common stock warrants	—	—	—			—	(495)			(495)
Other (expense) income, net	(10,291)	4,449	31			(5,811)	—			(5,811)

Total other (expense) income, net	(188,084)	2,562	(5,773)	50,112		(141,183)	(16,320)	(34,613)		(192,116)
(Loss) income before (benefit) expense for income taxes	(132,712)	(13,735)	8,023	16,005		(122,419)	(64,778)	(108,417)		(295,614)
(Benefit) expense for income taxes	(172,244)	1,609	1	5,466	8G	(165,168)	444	(42,283)	8J	(207,007)

Net Income (Loss)	$39,532	$(15,344)	$8,022	$10,539		$42,749	$(65,222)	$(66,134)		$(88,607)

Earnings (loss) per ordinary share - basic	$0.27									$(0.60)
Weighted average ordinary shares outstanding - basic	148,788,020									148,788,020
Earnings (loss) per ordinary share - diluted	$0.25									$(0.60)
Weighted average ordinary shares outstanding diluted	155,923,251									148,788,020

See the accompanying notes to the unaudited pro forma combined financial information, which are an integral part of these pro forma financial statements.

1. Description of transactions

The Raptor Acquisition: On September 12, 2016, the Parent, the Purchaser and Raptor, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Parent, through the Purchaser, commenced the Offer to acquire all of the outstanding shares of Raptor’s common stock, par value $0.001 per share, for $9.00 per share in cash, without interest thereon (less any required withholding taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Merger Agreement. On October 25, 2016 the Parent completed its acquisition of Raptor and Purchaser merged with and into Raptor, with Raptor continuing as the surviving corporation in the Merger and as an indirect wholly owned subsidiary of the Parent, pursuant to the procedure provided for under Section 251(h) of the General Corporation Law of the State of Delaware without further stockholder approval.

Horizon Pharma paid for the Raptor Acquisition with a portion of its and Raptor’s existing cash on hand, and the proceeds of the Debt Financings.

Incremental Term Loans: In connection with the Merger Agreement, the Company entered into an amended and restated commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A. (“Bank of America”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Jefferies Finance LLC (“Jefferies”), Citigroup Global Markets Inc. (“Citi”), Cowen and Company, LLC (“Cowen”) and Cowen Structured Holdings, Inc. (together with Bank of America, JPMorgan, Jefferies, Citi and Cowen, the “Commitment Parties”) on September 16, 2016, pursuant to which the Commitment Parties committed to provide up to $675.0 million principal amount of incremental term loans pursuant to the Senior Secured Credit Facility, the proceeds of which, in addition to a portion of its and Raptor’s existing cash on hand were available to (i) pay the Offer Price, (ii) repay approximately $128.0 million of Raptor’s existing indebtedness (based on Raptor’s debt balances as of October 25, 2016 and including prepayment premiums), and (iii) pay any other fees and expenses in connection with the foregoing (collectively, the “Transactions”). In lieu of borrowing the entire amount committed pursuant to the Debt Commitment Letter, on October 25, 2016, the Company and Horizon Pharma USA, Inc. (“HP USA”), together as co-borrowers, borrowed $375.0 million principal amount of Incremental Term Loans. The Incremental Term Loans bear interest at a rate equal to London Inter-Bank Offer Rate (“LIBOR”) plus an applicable margin of 4.50 % per year (subject to a LIBOR floor of 1.0%).

The Notes: On October 25, 2016, the Parent and the Company and HP USA, together as co-issuers, completed a private placement of $300.0 million aggregate principal amount of the Notes to certain investment banks acting as initial purchasers who subsequently resold the Notes to qualified institutional buyers as defined in Rule 144A under the Securities Act. The Notes accrue interest at an annual rate of 8.75% and will mature on November 1, 2024, unless earlier exchanged, repurchased or redeemed.

Crealta Acquisition: On January 13, 2016, a subsidiary of the Parent completed its acquisition of Crealta for approximately $539.7 million, including cash acquired of $24.9 million. Following the completion of the acquisition, Crealta became an indirect wholly owned subsidiary of the Company and was renamed as Horizon Pharma Rheumatology LLC.

Hyperion Acquisition: On May 7, 2015, a subsidiary of the Parent completed its acquisition of Hyperion in which the subsidiary of the Parent acquired all of the issued and outstanding shares of Hyperion’s common stock for $46.00 per share in cash or approximately $1.1 billion on a fully-diluted basis, including cash acquired of $53.0 million. Following the completion of the acquisition, Hyperion became a wholly owned subsidiary of the Company and was renamed as Horizon Therapeutics, Inc.

2022 Notes: On March 13, 2015, Horizon Pharma Investment Limited, a wholly owned subsidiary of the Parent, completed its private placement of $400 million in aggregate principal amount of 2022 Notes to several investment banks acting as initial purchasers who subsequently resold the 2022 Notes to qualified institutional buyers as defined in Rule 144A under the Securities Act.

2023 Notes: On April 29, 2015, Horizon Pharma Financing Inc., a wholly owned subsidiary of the Parent, completed a private placement of $475 million in aggregate principal amount of the 2023 Notes to certain investment banks acting as initial purchasers who subsequently resold the 2023 Notes to qualified institutional buyers as defined in Rule 144A under the Securities Act and in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act. Following completion of the Hyperion Acquisition, the Company assumed the obligations under the 2023 Notes.

2015 Term Loans: On May 7, 2015, the Company, the Parent and certain of its subsidiaries entered into the Credit Agreement with Citibank, N.A., as administrative and collateral agent, and the lenders from time to time party thereto providing for (i) $400 million principal amount of the six-year 2015 Term Loans; (ii) one or more uncommitted incremental loan facilities subject to the satisfaction of certain financial and other conditions; and (iii) one or more uncommitted refinancing loan facilities with respect to loans thereunder. The Credit Agreement allows for the Parent and certain other subsidiaries of the Parent to become borrowers under the accordion or refinancing facilities. Loans under the 2015 Term Loans bear interest, at each borrower’s option, at a rate equal to either the LIBOR, plus an applicable margin of 3.5% per year (subject to a 1.0% LIBOR floor), or the adjusted base rate plus 2.5%. The adjusted base rate is defined as the greater of (a) LIBOR (using one-month interest period) plus 1%, (b) prime rate, (c) fed funds plus 1/2 of 1%, and (d) 2%. The terms of the 2015 Term Loans provided for an amendment such that the effective yield of the 2015 Term Loans would not be less than the effective yield of the Incremental Term Loans minus 0.50%. The Company borrowed the full $400 million available under the 2015 Term Loans on May 7, 2015 as a LIBOR-based borrowing. As of June 30, 2016, the principal balance of the 2015 Term Loans was $396.0 million.

2. Basis of presentation

The historical consolidated financial information of Horizon Pharma has been adjusted in the accompanying unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the Pro Forma Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, are expected to have a continuing impact on the results of operations.

The Raptor Acquisition has been accounted for as a business combination using the acquisition method of accounting under the provisions ASC 805. The unaudited pro forma combined financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The adjustments to reflect the acquisition method of accounting are preliminary and are based upon available information and certain assumptions which Horizon Pharma’s management believes are reasonable under the circumstances.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurement,” (“ASC 820”) as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Cash and cash equivalents, investments, and other tangible assets and liabilities: The carrying amounts of tangible assets and liabilities were valued at their respective carrying amounts as management believes that these amounts approximate their current fair values.

Inventories: Inventories acquired included raw materials, work in process and finished goods. Inventories are recorded at their current fair values. Fair value of finished goods has been determined based on the estimated selling price, net of estimated selling costs and a margin on the estimated selling costs. Fair value of work in process has been determined based on estimated selling price, net of estimated selling costs and estimated costs to complete the manufacturing, and a margin on the estimated selling and manufacturing costs. Fair value of raw materials has been estimated to equal the replacement cost.

Developed technology: Developed technology intangible assets reflect the estimated value of Raptor’s rights to its currently marketed medicines. The fair value of developed technology was determined using an income approach. The income approach explicitly recognizes that the fair value of an asset is premised upon the expected receipt of future economic benefits such as earnings and cash inflows based on current sales projections and estimated direct costs for Raptor’s medicines. Indications of value are developed by discounting these benefits to their present worth at a discount rate that reflects the current return requirements of the market. The fair value of developed technology was capitalized as of the acquisition date and subsequently amortized over 13 years, which is the period in which over 90% of the estimated cash flows are expected to be realized.

Goodwill: Goodwill represents the excess of the preliminary acquisition consideration over the preliminary estimated fair values of net assets acquired.

Deferred tax assets and liabilities: Deferred tax assets and liabilities arise from acquisition accounting adjustments where book values of certain assets and liabilities differ from their tax bases. Deferred tax assets and liabilities are recorded at the currently enacted rates which will be in effect at the time when the temporary differences are expected to reverse in the country where the underlying assets and liabilities are located. Horizon Pharma understands that Raptor’s developed technology as of the acquisition date was located in the United States where a U.S. tax rate of 39% is being utilized and a net deferred tax liability is recorded. Upon consummation of the Raptor Acquisition, Raptor became a member of the Parent’s U.S. tax consolidation group. As such, its tax assets and liabilities need to be considered in determining the appropriate amount (if any) of valuation allowance that should be recognized in assessing the realizability of the group’s deferred tax assets. The Raptor acquisition adjustments will result in the recording of significant net deferred tax liabilities. Per ASC 740-10-130-18, future reversals of existing taxable temporary differences must be considered in determining the amount of valuation allowance to record.

Pre-existing royalty contingencies: Horizon Pharma has identified a contingent liability potentially payable under previously existing royalty and licensing agreements. The preliminary fair value of this liability was determined using a discounted cash flow analysis incorporating the estimated future cash flows of royalty payments based on estimated future sales. The liability will be periodically assessed based on events and circumstances related to the underlying royalty, and any change will be recorded in Horizon Pharma’s consolidated statement of operations.

Pre-existing contingent consideration liability: Horizon Pharma has identified a contingent consideration liability, which is payable upon the achievement of specified development, regulatory and sales based milestone events or financial results. The model used in valuing this contingent consideration liability requires the use of significant estimates and assumptions. The liability will be periodically assessed based on events and circumstances related to the underlying milestones, and any change will be recorded in Horizon Pharma’s consolidated statement of operations.

The preliminary determination of the fair value of the acquired net assets, assuming the Raptor Acquisition had closed on June 30, 2016, is as follows (in thousands, except share and per share data):

Fully diluted equity value (86,403,756 shares at $9.00 per share)	$777,634
Payoff Raptor’s existing notes payable	56,011
Net settlement on the exercise of stock options and restricted stock units	27,113

Total purchase consideration paid	$860,758

Book value of assets acquired and liabilities assumed(1)	67,690
Valuation adjustments:
Inventory step-up	84,669
Developed technology(2)	960,300
IPR&D(3)	(171,000)
Other intangible assets(3)	(2,398)
Goodwill(3)	(12,223)
Accrued royalties, current portion	(8,700)
Deferred tax liabilities, net	(278,660)
Accrued royalties, net of current	(93,300)
Contingent consideration liability	126,570
Goodwill	187,810

$860,758

(1)	Consists primarily of Raptor’s cash, accounts receivable, inventories, fixed assets, intangibles, prepaid assets, net of accounts payable, accrued liabilities and contingent consideration liability.
(2)	Net of $3,200 of Raptor’s developed technology as of June 30, 2016.
(3)	Represents assets on Raptor’s balance sheet as of June 30, 2016. The Goodwill adjustment represents the write-off of Raptor’s historical goodwill.

3. Accounting policies

Following the Raptor Acquisition, Horizon Pharma is conducting a review of accounting policies of Raptor in an effort to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to Horizon Pharma’s accounting policies and classifications. As a result of that review, Horizon Pharma may identify differences among the accounting policies of Horizon Pharma and Raptor that, when conformed, could have a material impact on this unaudited pro forma combined financial information. During the preparation of this unaudited pro forma combined financial information, Horizon Pharma was not aware of any material differences between accounting policies of Horizon Pharma and Raptor, except for certain reclassifications necessary to conform to Horizon Pharma’s financial presentation, and accordingly, this unaudited pro forma combined financial information does not assume any material differences in accounting policies among Horizon Pharma and Raptor.

4. Historical Raptor

Financial information of Raptor in the “Historical Raptor (after conforming reclassifications)” column in the unaudited pro forma combined balance sheet represents the historical consolidated balance sheet of Raptor as of June 30, 2016. Financial information presented in the “Historical Raptor (after conforming reclassifications)” column in the unaudited pro forma combined statements of operations represents the historical consolidated statement of earnings of Raptor for the six months ended June 30, 2016 and the year ended December 31, 2015. Such financial information has been reclassified or classified to conform to the historical presentation in Horizon Pharma’s consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of Raptor.

Reclassifications in Raptor’s unaudited pro forma combined balance sheet for June 30, 2016 are as follows (in thousands, except share data):

	Historical Raptor (before conforming reclassifications)	Reclassifications		Historical Raptor (after conforming reclassifications)
Assets
Current assets:
Cash and cash equivalents	124,239	$—		$124,239
Restricted cash	1,367	—		1,367
Accounts receivable, net	15,727	(648)	4B	15,079
Inventories, net	12,031	—		12,031
Prepaid expenses and other current assets	3,422	—		3,422

Total current assets	$156,786	$(648)		$156,138
Long-term assets:
Property, plant and equipment, net	7,471	—		7,471
Goodwill	12,223			12,223
Developed technology, net		3,200	4A	3,200
In-process research and development		171,000	4A	171,000
Other intangible assets, net	176,598	(174,200)	4A	2,398
Other assets	1,861	—		1,861

Total assets	$354,939	$(648)		$354,291

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	2,914			2,914
Accrued liabilities	29,450	(9,038)	4B	20,412
Note payable, current portion	11,559			11,559
Accrued trade discounts and rebates		4,681	4B	4,681
Accrued royalties - current portion		3,709	4B	3,709

Total current liabilities	$43,923	$(648)		$43,275
Long-term liabilities:
Contingent consideration liability	152,070	—		152,070
Deferred tax liabilities	1,086			1,086
Note payable, net of current portion	32,212	—		32,212
Convertible notes	57,958	—		57,958

Total long-term liabilities	$243,326	$—		$243,326
Stockholders’ equity:
Common stock	86	—		86
Additional paid-in capital	447,666	—		447,666
Accumulated other comprehensive loss, net of tax	(1,341)	—		(1,341)
Accumulated deficit	(378,721)	—		(378,721)

Total stockholders’ equity	$67,690	$—		$67,690

Total liabilities and shareholders’ equity	$354,939	$(648)		$354,291

(A)	Represents the reclassification of $174,200 of intangible assets related to QUINSAIR to developed technology of $3,200 and IPR&D of $171,000 to conform to Horizon Pharma’s presentation.
(B)	Represents the reclassification of $9,038 of accrued liabilities to accrued trade discounts and rebates of $4,681, accrued royalties of $3,709 and accounts receivable, net related to reserves for product returns of $296 and cash discounts of $352 to conform to Horizon Pharma’s presentation.

Reclassifications in Raptor’s unaudited pro forma combined statement of operations for the six months ended June 30, 2016 are as follows (in thousands):

	Historical Raptor (before conforming reclassifications)	Reclassifications		Historical Raptor (after conforming reclassifications)
Product revenue	$59,515	$—		$59,515
Cost of sales	9,279	265	4C	9,544

Gross profit	50,236	(265)		49,971
Operating Expenses:
Research and development expense	29,704	(265)	4C	29,439
Selling, general and administrative expense	41,252	(41,252)	4D	—
Sales and marketing	—	22,890	4D	22,890
General and administrative	—	18,362	4D	18,362
Impairment of IPR&D	39,600			39,600
Change in fair value of contingent consideration related to QUINSAIR acquisition	(14,730)			(14,730)

Total operating expenses	95,826	(265)		95,561

Operating loss	(45,590)	—		(45,590)

Other (Expense) Income, Net:
Interest income	258	(258)	4E	—
Interest expense	(9,340)	258	4E	(9,082)
Foreign currency transaction loss	(34)			(34)
Adjustment to fair value of common stock warrants	—			—

Total other expense, net	(9,116)	—		(9,116)
Net loss before benefit for income taxes	(54,706)	—		(54,706)
Benefit for income taxes	898	—		898

Net Loss	$(55,604)	$—		$(55,604)

Reclassifications in Raptor’s unaudited pro forma combined statement of operations for the year ended December 31, 2015 are as follows (in thousands):

	Historical Raptor (before conforming reclassifications)	Reclassifications		Historical Raptor (after conforming reclassifications)
Product revenue	$94,190	$50	4F	$94,240
Collaborative revenue	50	(50)	4F	—

Total revenue	94,240	—		94,240
Cost of sales	12,621	146	4C	12,767

Gross profit	81,619	(146)		81,473
Operating Expenses:
Research and development expense	58,634	(146)	4C	58,488
Selling, general and administrative expense	71,443	(71,443)	4D	—
Sales and marketing	—	34,019	4D	34,019
General and administrative	—	37,424	4D	37,424

Total operating expenses	130,077	(146)		129,931

Operating loss	(48,458)	—		(48,458)

Other (Expense) Income, Net:
Interest income	255	(255)	4E	—
Interest expense	(15,793)	255	4E	(15,538)
Foreign currency transaction loss	(287)			(287)
Adjustment to fair value of common stock warrants	(495)			(495)

Total other expense, net	(16,320)	—		(16,320)
Net loss before expense for income taxes	(64,778)	—		(64,778)
Expense for income taxes	444	—		444

Net Loss	$(65,222)	$—		$(65,222)

(C)	Amortization of intangible assets in Raptor’s historical statement of operations has been reclassified to cost of goods sold to conform to Horizon Pharma’s presentation.
(D)	Selling, general and administrative expenses in Raptor’s historical statements of operations have been reclassified to selling and marketing expenses and general and administrative expenses to conform to Horizon Pharma’s presentation.
(E)	Interest income in Raptor’s historical statement of operations has been reclassified to interest expense, net to conform to Horizon Pharma’s presentation.
(F)	Collaborative revenue in Raptor’s historical statement of operations has been reclassified to product revenues to conform to Horizon Pharma’s presentation.

5. Historical Hyperion

Financial information presented in the “Historical Hyperion (after conforming reclassifications)” column in the unaudited pro forma combined statement of operations for the year ended December 31, 2015 represents Hyperion results of operations as a stand-alone entity for the period from January 1, 2015 to May 6, 2015, which were derived from its unaudited combined financial statements for the quarterly period ended March 31, 2015 and the stub period from April 1, 2015 to May 6, 2015. Financial information of Hyperion subsequent to May 6, 2015 is included in the historical statement of operations of Horizon Pharma for the year ended December 31, 2015.

Reclassifications and classifications in Hyperion’s unaudited pro forma combined statement of operations for the period ended May 6, 2015 are as follows (in thousands):

	Historical Hyperion for the period January 1, 2015 to March 31, 2015	Reclassifications		Historical Hyperion for the period January 1, 2015 to March 31, 2015 (after conforming reclassifications)	Historical Hyperion for the period April 1, 2015 to May 6, 2015	Historical Hyperion for the period ended May 6, 2015 (after conforming reclassifications)
Net sales	$31,193	$—		$31,193	$8,280	$39,473
Cost of goods sold	3,833	893	5A	4,726	910	5,636

Gross profit	27,360	(893)		26,467	7,370	33,837
Operating Expenses:
Research and development	6,799	—		6,799	6,620	13,419
Selling, general and administrative	14,976	(14,976)	5B	—	—	—
Amortization of intangible asset	893	(893)	5A	—	—	—
Sales and marketing	—	4,570	5B	4,570	1,482	6,052
General and administrative	—	10,406	5B	10,406	20,257	30,663

Total operating expenses	22,668	(893)		21,775	28,359	50,134

Operating income (loss)	4,692	—		4,692	(20,989)	(16,297)

Other (Expense) Income, Net:
Interest expense, net	(245)	160	5C	(85)	(342)	(427)
Interest income	160	(160)	5C	—	—	—
Loss on debt extinguishment	—	—		—	(1,460)	(1,460)
Other income, net	4,164	—		4,164	285	4,449

Total other expense, net	4,079	—		4,079	(1,517)	2,562
Income (loss) before expense for income taxes	8,771	—		8,771	(22,506)	(13,735)
Expense for income taxes	1,555	—		1,555	54	1,609

Net Income (Loss)	$7,216	$—		$7,216	$(22,560)	$(15,344)

(A)	Intangible amortization expense of $893 in Hyperion’s historical statement of operations for the three months ended March 31, 2015 has been reclassified to cost of goods sold to conform to Horizon Pharma’s presentation.
(B)	Selling, general and administrative expenses of $14,976 in Hyperion’s historical statement of operations for the three months ended March 31, 2015 included $10,406 of general and administrative expenses and $4,570 of sales and marketing expenses has been reclassified to conform to Horizon Pharma’s presentation.
(C)	Interest income of $160 in Hyperion’s historical statement of operations for the three months ended March 31, 2015 has been reclassified to interest expense, net to conform to Horizon Pharma’s presentation.

6. Unaudited Pro Forma Combined Balance Sheet Adjustments

(A)	In connection with the Raptor Acquisition, the Company and HP USA borrowed $375.0 million of Incremental Term Loans and issued $300.0 million of senior notes, the proceeds of which, together with a portion of Horizon Pharma’s and Raptor’s existing cash on hand, were used to finance the Transactions. The pro forma adjustment reflects the following amounts (in thousands):

	Incremental Loans	Notes	Total New Debt Financings
Principal	$375,000	$300,000	$675,000
Original Issue Discount (“OID”)	(1,875)	—	(1,875)
Deferred financing fees	(9,405)	(8,188)	(17,593)

Cash proceeds	$363,720	$291,812	$655,532

Current portion	$3,750	$—	$3,750
Non-current portion	359,970	291,812	651,782

Total	$363,720	$291,812	$655,532

(B)	Represents the cash consideration paid for the Raptor Acquisition of $860.8 million (in thousands, except share and per share amounts):

Fully diluted equity value (86,403,756 shares at $9.00 per share)	$777,634
Payoff Raptor’s existing notes payable	56,011
Net settlement on the exercise of stock options and restricted stock units	27,113

Total purchase consideration paid	$860,758

(C)	Represents the cash paid for the following transaction fees associated with the Raptor Acquisition (in thousands):

Horizon advisory expenses	$11,417
Horizon legal, accounting and other expenses	11,269
Raptor advisory expenses	16,015
Raptor legal, accounting and other expenses	5,785

Total	$44,486

(D)	Represents the cash used to repay Raptor’s existing notes payable of $45.0 million and $16.8 million of prepayment premiums (in thousands):

Note payable, current portion	$11,559
Note payable, net of current portion	32,212
Unamortized debt discount and debt issuance costs	1,229

Principal amount	45,000
Prepayment premiums under notes payable	16,786

Total cash payment to settle Raptor notes payable	$61,786

(E)	Represents the cash used to repay Raptor’s convertible notes of $60.0 million and redemption premiums of $12.0 million (in thousands):

Raptor convertible notes, net of debt discount	$57,958
Unamortized debt discount and debt issuance costs	2,042

Principal amount of convertible notes	60,000
Redemption premiums	12,000

Total cash payment to settle convertible notes	$72,000

(F)	Reflects the preliminary purchase price adjustments for the Raptor Acquisition based upon the following preliminary purchase price allocation (in thousands):

Total purchase consideration	$860,758

Book value of assets acquired and liabilities assumed (1)	67,690
Valuation adjustments:
Inventory step-up	84,669
Developed technology(2)	960,300
IPR&D(3)	(171,000)
Other intangible assets(3)	(2,398)
Goodwill(3)	(12,223)
Current royalty liability	(8,700)
Deferred tax liabilities, net	(278,660)
Non-current royalty liability	(93,300)
Contingent consideration liability	126,570
Goodwill	187,810

$860,758

(1)	Consists primarily of Raptor’s cash, accounts receivable, inventories, fixed assets, intangibles, prepaid assets, net of accounts payable, accrued liabilities and contingent consideration liability.
(2)	Net of $3,200 of Raptor’s developed technology as of June 30, 2016.
(3)	Represents assets on Raptor’s balance sheet as of June 30, 2016. The Goodwill adjustment represents the write-off of Raptor’s historical goodwill.

(G)	Represents the elimination of Raptor’s stockholders’ equity.

7. Unaudited Pro Forma Combined Statement of Operations – For the Six Months Ended June 30, 2016

(A)	Reflects the amortization expense adjustments related to the fair value of identifiable intangible assets recognized in connection with the Crealta Acquisition, as follows (in thousands, except years):

Developed Technology	Fair Value Adjustment	Useful Lives (Years)	Amortization Expense from January 1 to January 12, 2016
KRYSTEXXA	$392,700	12	$1,076
MIGERGOT	26,000	10	85

	$418,700		1,161

Historical Crealta amortization expense			(289)

Increase to pro forma amortization expense			$872

(B)	Reflects the elimination of acquisition-related costs attributable to the Crealta Acquisition. The impact of transaction costs already incurred has not been reflected in the unaudited pro forma combined statement of operations since these costs are expected to be nonrecurring in nature. These costs include financial advisory fees, legal, accounting and other professional fees incurred by Horizon Pharma and Crealta and directly related to the Crealta Acquisition.

(C)	Represents the elimination of the one-time stock compensation expense for Crealta that was accelerated as a result of the Crealta Acquisition and recorded in Crealta’s historical statement of operations.

(D)	Represents the elimination of Crealta’s historical interest expense, which includes amortization of loan origination fees of $1.9 million, associated with the debt that was extinguished as a result of the Crealta Acquisition.

(E)	Represents the income tax expense associated with the additional intangible amortization and non-recurring charges related to transaction costs removed from the pro forma statement of income resulting from the Crealta Acquisition, using a combined U.S. federal and state statutory tax rate of 39%.

(F)	Reflects the fair value of developed technology assets and related amortization expense adjustments related to the Raptor Acquisition, as follows (in thousands, except years):

Type of Intangible	Fair Value	Useful Life (Years)	For the Six Months Ended June 30, 2016
Developed Raptor technology	$963,500	13	$37,058
Historical Raptor amortization expense			(265)

Increase to pro forma amortization expense			$36,793

(G)	Reflects the interest expense, amortization of OID and deferred financing fees related to the Debt Financings in connection with the Raptor Acquisition. The adjustment also reflects the elimination of historical interest expense for Raptor debt that was extinguished as part of the Raptor Acquisition (in thousands):

	Amount	Interest Rate(1)	Interest Payment	Amortization of OID	Amortization of Deferred Financing Fees(2)	Total Interest Expense
Incremental Term Loans	$375,000	5.50%	$10,313	$208	$1,045	$11,566
Notes	300,000	8.75%	13,125	—	512	13,637
2015 Term Loans(3)	400,000	5.00%	1,000	—	—	1,000

New interest expense			$24,438	$208	$1,557	$26,203
Less historical Raptor interest expense						(9,340)

Increase to pro forma interest expense						$16,863

(1)	The interest rate on the Notes is fixed. The interest rate for the Incremental Term Loans is LIBOR plus 4.50% subject to a LIBOR floor of 1.0% and the interest rate for the 2015 Term Loans was LIBOR plus 3.50% subject to a LIBOR floor of 1%. The terms the 2015 Term Loans provided for an amendment such that the effective yield of the 2015 Term Loans would not be less than the effective yield of the Incremental Term Loans minus 0.50%. Consequently, as the effective yield of the Incremental Term Loans is 5.50%, the effective yield of the 2015 Term Loans increased from 4.50% to 5.00%. If the interest rate on the Incremental Term Loans were to increase by 0.125%, with a corresponding increase in the 2015 Term Loans, the Company’s pro forma interest expense for the six months ended June 30, 2016 would increase by $0.5 million.
(2)	Deferred financing fees include bank fees, financial advisory, legal, and other professional fees. Deferred financing fees and OID are recognized over the debt agreement using the straight-line method.
(3)	The $1.0 million interest payment on the 2015 Term Loans represents the incremental interest expense calculated based on the new interest rate of 5.00%.

(H)	Represents the income tax benefit associated with the additional intangible amortization and interest expense removed from the pro forma statement of income resulting from the Raptor Acquisition, using a combined U.S. federal and state statutory tax rate of 39%.

8. Unaudited Pro Forma Combined Statement of Operations – For the Year Ended December 31, 2015

(A)	Reflects the amortization expense adjustments related to the fair value of identifiable intangible assets recognized in connection with the Hyperion Acquisition and the Crealta Acquisition, as follows (in thousands):

Developed Technology	Fair Value	Useful Lives (Years)	Total Amortization Expense (1)
RAVICTI	$1,021,600	11	$32,060
BUPHENYL	22,600	7	1,115
KRYSTEXXA	392,700	12	32,725
MIGERGOT	26,000	10	2,600

	$1,462,900		$68,500

Historical Hyperion amortization expense			(1,248)
Historical Crealta amortization expense			(7,881)

Increase to pro forma amortization expense			$59,371

(1)	Represents amortization expense for RAVICTI and BUPHENYL for the period from January 1, 2015 to May 6, 2015 (acquisition date of Hyperion).

(B)	Reflects the elimination of the $8.3 million charge to recognize additional cost of goods sold on the stepped up market value of Hyperion inventories. The impact of the costs of goods sold has not been reflected in the unaudited pro forma combined statement of operations since the costs are expected to be nonrecurring in nature.

(C)	Reflects the estimated $35.6 million charge to recognize additional cost of goods sold on the stepped up market value of KRYSTEXXA inventory of $161.9 million, which is estimated to be turned over in 2.5 years. As the KRYSTEXXA inventory will turn over in a period of more than one year, this adjustment is considered to have continuing impact to Horizon Pharma’s statement of operations.

(D)	Reflects the elimination of acquisition-related costs attributable to the Hyperion Acquisition and the Crealta Acquisition. The impact of transaction costs already incurred has not been reflected in the unaudited pro forma combined statement of operations since these costs are expected to be nonrecurring in nature. These charges include a debt commitment fee, financial advisory fees, legal, accounting, other professional fees, incurred by Horizon Pharma, Hyperion and Crealta directly related to the Hyperion Acquisition and Crealta Acquisition.

(E)	Reflects the additional interest expense, amortization of OID and deferred financing fees for the year ended December 31, 2015 related to the 2022 Notes, the 2015 Term Loans and the 2023 Notes assuming they were incurred on January 1, 2015. The adjustment also reflects the elimination of any historical interest expense for debt that was extinguished as part of the Hyperion Acquisition and the Crealta Acquisition (in thousands):

	Amount	Interest Rate	Interest Payment	Amortization of OID	Amortization of Deferred Financing Fees	Total Interest Expense
2022 Notes	$400,000	2.500%	$2,465	$4,619	$29	$7,113
2015 Term Loans	400,000	5.000%	6,596	116	377	7,089
2023 Notes	475,000	6.625%	10,260	436	80	10,776

New interest expense			$19,321	$5,171	$486	$24,978
Less historical interest expense of Horizon Pharma’s Prior Credit Facility						(10,431)
Less historical Hyperion interest expense						(587)
Less historical Crealta interest expense						(5,804)

Increase to pro forma interest expense						$8,156

The interest rates for the 2022 Notes and the 2023 Notes are fixed and the interest rate for the 2015 Term Loans was LIBOR plus 3.5% subject to a LIBOR floor of 1.0%. The terms the 2015 Term Loans provided for an amendment such that the effective yield of the 2015 Term Loans would not be less than the effective yield of the Incremental Term Loans minus 0.50%. Consequently, as the effective yield of the Incremental Term Loans is 5.50%, the effective yield of the 2015 Term Loans increased from 4.50% to 5.00%. If the interest rate on the Incremental Term Loans were to increase by 0.125%, with a corresponding increase in the 2015 Term Loans, the Company’s pro forma interest expense for the year ended December 31, 2015 would increase by $1.0 million.

(F)	Reflects the elimination of the loss of $56.8 million related to the early repayment of the $300.0 million borrowing under a credit facility (the “Prior Credit Facility”), and the loss of $1.5 million on the extinguishment of Hyperion’s debt prior to the Hyperion Acquisition. The impact of these losses on debt extinguishment has not been reflected in the unaudited pro forma combined statement of operations since the losses are expected to be nonrecurring in nature.

(G)	Represents the income tax expense associated with the additional intangible amortization, cost of goods sold related to KRYSTEXXA, interest expense and non-recurring charges removed from the pro forma statement of income resulting from the Hyperion Acquisition and Crealta, using a combined federal and state statutory tax rate of 39%.

(H)	Reflects the fair value of identifiable intangible assets and related amortization expense adjustments related to the Raptor Acquisition, as follows (in thousands, except years):

Type of Intangible	Fair Value	Useful Life (Years)	For the Year Ended December 31, 2015
Developed Raptor technology	$963,500	13	$74,115
Historical Raptor amortization expense			(311)

Increase to pro forma amortization expense			$73,804

(I)	Reflects the interest expense, amortization of OID and deferred financing fees related to the Debt Financings in connection with the Raptor Acquisition. The adjustment also reflects the elimination of the historical interest expense for Raptor debt that was extinguished as part of the Raptor Acquisition (in thousands):

	Amount	Interest Rate(1)	Interest Payment	Amortization of OID(2)	Amortization of Deferred Financing Fees	Total Interest Expense
Incremental Term Loans	$375,000	5.50%	$20,625	$417	$2,090	$23,132
Notes	300,000	8.75%	26,250	—	1,024	27,274

New interest expense			$46,875	$417	$3,114	$50,406
Less historical Raptor interest expense						(15,793)

Increase to pro forma interest expense						$34,613

(1)	The interest rate on the Notes is fixed and the interest rate for the Incremental Term Loans is LIBOR plus 4.50% subject to a LIBOR floor of 1.0%. If the interest rate on the Incremental Term Loans were to increase by 0.125%, with a corresponding increase in the 2015 Term Loans, the Company’s pro forma interest expense for the year ended December 31, 2015 would increase by $1.0 million.
(2)	Deferred financing fees include bank fees, financial advisory, legal, and other professional fees. Deferred financing fees and OID are recognized over the debt agreement using the straight-line method.

(J)	Represents the income tax benefit associated with the additional intangible amortization and interest expense removed from the pro forma statement of income resulting from the Raptor Acquisition, using a combined federal and state statutory tax rate of 39%.